UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
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Innovative Industrial Properties, Inc.
11440 West Bernardo Court, Suite 220
San Diego, CA 92127
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	8:00 a.m., Pacific Time, on May 22, 2019
PLACE	Innovative Industrial Properties, Inc. 11440 West Bernardo Court, Suite 220 San Diego, CA 92127
ITEMS OF BUSINESS	1. To elect five directors, each to serve until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified.
2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019.
3. To transact such other business as may be properly presented at the annual meeting or any postponement or adjournment of the meeting.
RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder of record as of the close of business on March 29, 2019.
PROXY MATERIALS	This notice of meeting, the proxy statement, the proxy card, and our 2018 annual report to stockholders, which is not part of the proxy solicitation materials, are available at https://www.cstproxy.com/innovativeindustrialproperties/2019.
PROXY VOTING	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our 2018 annual report and how to authorize your proxy online or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We are also sending a paper copy of the proxy materials to any stockholder who has elected to receive its proxy materials by mail. Your proxy is important. Whether or not you plan to attend the annual meeting, please authorize your proxy by Internet or telephone, or, if you received a paper copy of the materials by mail, please mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting. If you plan to attend the annual meeting and wish to vote your shares personally, you may withdraw your proxy and vote in person at any time before the proxy is voted.
By Order of the Board of Directors,
Alan Gold
Executive Chairman of the Board
April 10, 2019

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
Proxy Statement Table of Contents
i

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 22, 2019
We are furnishing this proxy statement in connection with the solicitation of proxies by the board of directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company,” “we,” “our,” and “us”) for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”), to be held at 8:00 a.m., Pacific Time, on Wednesday, May 22, 2019 at 11440 West Bernardo Court, Suite 220, San Diego, CA 92127, as well as in connection with any adjournments or postponements of the meeting. This proxy statement is first being furnished or sent to stockholders on or about April 10, 2019.
Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:
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FOR the election of the Board’s nominees for director, or for a substitute in the discretion of the designated proxy holders in the event a nominee is unable to serve or declines to do so; and

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FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

As to any other business which may properly come before the annual meeting and be submitted to a vote of the stockholders, proxies received by the Board will be voted in the discretion of the designated proxy holders. A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the annual meeting, by executing a later dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.
Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:
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By Telephone — Beneficial stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and who live in the United States or Canada may submit proxies by telephone by calling the telephone number indicated in the notice and following the instructions. Beneficial stockholders who have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by telephone by calling the number on the card and following the instructions. Stockholders submitting proxies by telephone will need to have available the control number that appears on their Notice of Internet Availability, proxy card, or a voting instruction card, as applicable.

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By Internet — Beneficial stockholders who received a Notice of Internet Availability may submit proxies over the Internet by following the instructions on the notice. Beneficial stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

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By Mail — Stockholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

We will bear the cost of the solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2019
This proxy statement and our 2018 annual report to stockholders are available at https://www.cstproxy.com/innovativeindustrialproperties/2019.

QUESTIONS AND ANSWERS REGARDING THE 2019 ANNUAL MEETING OF STOCKHOLDERS
Who is soliciting proxies from the stockholders?
Our Board is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.
What will be voted on at the annual meeting?
Our stockholders will vote on two proposals at the annual meeting:
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The election of five directors, each to serve until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified; and

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The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.
How will we solicit proxies, and who bears the cost of proxy solicitation?
Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. Finally, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
Who can vote at the annual meeting?
Our Board has fixed the close of business on March 29, 2019, as the record date for our annual meeting. Only stockholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 29, 2019, our only outstanding class of voting securities was common stock, $0.001 par value per share. On that date, we had 50,000,000 shares of common stock authorized, of which 9,806,194 shares were outstanding.
If you (and not your broker) are the record holder of our stock, you can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. You may vote your shares on the Internet, via telephone, or, to the extent you request written proxy materials, by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and the proxy card.
How many votes must be present to hold the annual meeting?
A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting. As of March 29, 2019, we had 9,806,194 shares of common stock outstanding; thus, we anticipate that the quorum for our annual meeting will be 4,903,098 shares.
How many votes does a stockholder have per share?
Our stockholders are entitled to one vote for each share held.
What is the required vote on each proposal?
Directors are elected by a plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Stockholders do not have the right to cumulate their votes.

The proposal to ratify our appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019, will be approved by our stockholders if the votes cast favoring the ratification exceed the votes cast opposing the ratification.
How will the proxy be voted, and how are votes counted?
If you vote by proxy (either voting on the Internet, by telephone or by properly completing and returning a paper proxy card that you receive upon requesting written proxy materials), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:
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“FOR” the election of director nominees Alan Gold, Gary Kreitzer, Scott Shoemaker, Paul Smithers and David Stecher.

2.
“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019.

If you hold your shares in your broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted in any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote”. Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. Under the rules of the New York Stock Exchange (“NYSE”), which is the stock exchange on which our common stock is listed, the ratification of our appointment of our independent registered public accounting firm is considered a routine matter for broker voting purposes, but the election of directors is not considered a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted, even if you wish to vote as recommended by the Board.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board has nominated and recommends for election as directors the five individuals named herein to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees are presently directors of the Company and following the annual meeting, there will be no vacancies on the Board. Directors are elected by a plurality of all of the votes cast at the annual meeting. Cumulative voting is not permitted. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute nominated by the Board on the recommendation of the nominating and corporate governance committee. The Board does not believe at this time that any substitute nominees will be required. There are no family relationships between any of our directors or executive officers. We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below.
Recommendation of the Board
Our Board recommends that stockholders vote FOR each of the nominees set forth below.
Information Regarding Nominees
The tables below set forth the name, position with Innovative Industrial Properties and age of each nominee for director as of March 29, 2019, along with the particular skills of each director that contribute to our Board’s collective ability to effectively direct the management of the business and affairs of the Company.
	Alan Gold	Gary Kreitzer	Scott Shoemaker	Paul Smithers	David Stecher
Extensive commercial real estate experience	X	X
Relevant executive experience	X	X		X
High level of financial and capital markets experience	X	X			X
Deep understanding of potential medical applications for cannabis	X		X
Strong regulatory and legal knowledge		X		X
Risk oversight experience	X	X	X	X	X
Name	Position	Age
Alan Gold	Executive Chairman	58
Gary Kreitzer	Vice Chairman	64
Scott Shoemaker	Director	52
Paul Smithers	President, Chief Executive Officer and Director	62
David Stecher	Director	58
Alan Gold is a co-founder and has served as executive chairman of our Board since our formation in June 2016. Mr. Gold served as chairman, president and chief executive officer of BioMed Realty Trust, Inc. (formerly NYSE: BMR) (“BioMed Realty”), a real estate investment trust (“REIT”) specializing in acquiring, leasing, developing and managing laboratory and office space for the life science industry, from its inception in 2004 through the sale of the company to affiliates of Blackstone Real Estate Partners VIII L.P. in January 2016. Mr. Gold also served as chairman, president and chief executive officer of BioMed Realty’s privately-held predecessor, Bernardo Property Advisors, Inc., from August 1998 until August 2004. In addition, Mr. Gold was a co-founder and served as president and a director of Alexandria Real Estate Equities, Inc. (NYSE: ARE) (“Alexandria Real Estate”), an urban office REIT, from its predecessor’s inception in 1994 until August 1998. Mr. Gold served as managing partner of GoldStone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994. He also served as assistant vice president of commercial real estate for Northland Financial Company, a full service commercial property mortgage banker, from 1989 to 1990 and as real estate investment officer of commercial real estate for John Burnham Company, a regional full service real estate company, from 1985 to 1989. From December 2013 to June 2016, Mr. Gold served on the board of directors and as a member of the nominating and compensation committees of CatchMark Timber Trust, Inc. (NYSE: CTT), a REIT focused on timberland ownership. From August 2011 to March 2013, Mr. Gold also served on the board of directors and as a member of the audit committee of American Assets Trust, Inc. (NYSE: AAT), a REIT focused on acquiring, developing and managing retail, office, multifamily and mixed-use properties. Mr. Gold currently serves as a member of the board of trustees for the Salk Institute for Biological Studies, a research organization dedicated to fundamental research in biology and its relation to health. Mr. Gold received his Bachelor of Science Degree in Business Administration and his Master of Business Administration from San Diego State University. We believe that Mr. Gold’s 30 years of experience in the real estate industry, expertise in NYSE-listed REITs, and extensive management experience make him qualified to serve as executive chairman of our Board.
Gary Kreitzer has served as one of our directors since our formation in June 2016. Mr. Kreitzer is a co-founder of BioMed Realty and served as its general counsel from the company’s formation in 2004 until August 2012, as BioMed Realty’s director until January 2016 and as BioMed Realty’s executive vice president until February 2017. Mr. Kreitzer also served in the same roles with Bernardo Property Advisors from December 1998 to August 2004. Mr. Kreitzer was a co-founder and served as senior vice president and in-house counsel of Alexandria Real Estate from its predecessor’s inception in 1994 until December 1998. From 1990 to 1994, Mr. Kreitzer was in-house counsel and vice president for Seawest Energy Corporation, an alternative energy facilities development company. Mr. Kreitzer also served The Christiana Companies, Inc., a publicly traded investment and real estate development company, in a number of roles from 1982 to 1989, including as in-house counsel, secretary and vice president. Mr. Kreitzer is a member of the California Bar. We believe that Mr. Kreitzer’s 35 years of experience in the real estate industry, expertise in NYSE-listed REITs, and legal expertise are valuable to our Board.
Scott Shoemaker, MD has served as one of our directors since November 2016. Mr. Shoemaker is a practicing orthopedic surgeon specializing in pediatrics and trauma for Kaiser Permanente, an integrated managed care consortium, since 1999. He is also an inventor, assists in the development of medical devices and is on a patent for a spine deformity system developed by NuVasive, Inc. for which he receives royalties. Mr. Shoemaker is also a founder of BOSS Logic, LLC, a company designed to generate ideas for the intellectual property and biotechnology sectors. BOSS Logic, LLC holds multiple patents relating to how mobile devices share and distribute contact information. He is part owner and developer of Aztek Paddles, a carbon fiber company. In this role, he assisted in designing paddles, writing patents and testing paddles. We believe that Mr. Shoemaker’s management experience and medical expertise are valuable to our Board.
Paul Smithers is a co-founder and has served as our president and chief executive officer since our formation in June 2016 and as a director since November 2016. From August 2013 to July 2015, Paul Smithers served as co-founder and chief legal officer of Iso Nano International, LLC, a designer and manufacturer of advanced materials for use in the aerospace, consumer goods, electronics and safety industries. Prior to his time at Iso Nano, Mr. Smithers was the managing partner of Smithers & Player, Attorneys at Law from September 1989 to July 2013. Mr. Smithers is a member of the California Bar. We believe that Mr. Smithers’ management expertise and over 35 years of legal and regulatory experience are valuable to our Board.
David Stecher has served as one of our directors since November 2016. Since March 2019, Mr. Stecher has served as Managing Director at CapAcuity LLC, an investment advisor specializing in the design and implementation of executive benefit savings plans for mid-sized and large companies. Previously, Mr. Stecher led the executive benefits practice at both NFP Retirement and its sister company, Retirement Plan Advisory Group, from December 2009 to March 2019. Mr. Stecher served, from April 2004 to September 2009, as executive vice president for Retirement Capital Group, a company that provides employee compensation and benefits advisory services; from January 1984 to September 1986, as tax and auditing accountant for KPMG Peat Marwick; and from June 1997 to April 2004, as executive vice president and head of West Coast operations for AXA Advisors’ executive benefits group, a group that designs and implements corporate executive benefits and provides individual planning for asset accumulation and preservation. Mr. Stecher holds a wide range of certifications, including Certified Public Accountant (inactive), Certified Financial Planner, Chartered Life Underwriter and Chartered Financial Consultant, as well as his Series 6, 7, 63, 65 and 24 licenses. We believe that Mr. Stecher’s expertise in employee compensation and benefits as well as his finance and accounting background and experience are valuable to our Board.
Additional Information Regarding the Board
Board Independence
Our Board has determined that each of our current directors, except for Messrs. Gold and Smithers, has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and is “independent” within the meaning of our director independence standards, which include the NYSE director independence standards, as currently in effect. Furthermore, our Board has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and is “independent” within the meaning of our director independence standards.
Board Meetings
Our Board held ten meetings during fiscal 2018, for which all Board members were in attendance. No director attended fewer than 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of committees of our Board on which he served during the period for which he was a member.
To ensure free and open discussion among the independent directors of the Board, regularly scheduled executive sessions are held, at which only independent directors are present. The person nominated by the independent directors serves as the presiding director at each such executive session.
Board Leadership Structure and Role in Risk Oversight
Our Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the independent directors. Our Board understands that there is no single, generally accepted approach to providing Board leadership and believes that it should have the flexibility to periodically determine the leadership structure that is best for our Company. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.
The Board believes that its current leadership structure, with Mr. Gold serving as executive chairman and Mr. Smithers serving as president, chief executive officer and director, is appropriate. Mr. Gold is involved in both our day-to-day operations and the strategic decision making at the Board level. We believe our current leadership structure is the optimal structure for us because it provides our Company with strong, effective and consistent leadership.
Our Board plays an active role in overseeing the management of our risks. The committees of our Board assist our full Board in risk oversight by addressing specific matters within the purview of each committee. The audit committee focuses on oversight of financial risks; the compensation committee focuses primarily on risks relating to executive compensation plans and arrangements; and the nominating and corporate governance committee focuses on reputational and corporate governance risks, including the independence of our Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks, including through committee reports.

Compensation Committee Interlocks and Insider Participation
There were no insider participations or compensation committee interlocks among the members of the compensation committee during fiscal year 2018. At all times during fiscal year 2018, the compensation committee was comprised solely of independent, non-employee directors.
Board Composition
The Board reflects a highly-engaged group of directors. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the nominating and corporate governance committee considers the following criteria: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, (3) experience in our industry and with relevant social policy concerns, (4) diversity of experience, profession and background, both on an individual level and in relation to the Board as a whole, (5) experience as a board member of another publicly held company, (6) academic expertise in an area of our operations and (7) practical and mature business judgment, including ability to make independent analytical inquiries. The nominating and corporate governance committee evaluates and determines the appropriate and desirable mix of characteristics, skills and experience for the Board as a whole, as well as the qualifications and attributes of individual directors and candidates, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Our directors, qualification criteria and the effectiveness of our nomination policies are reviewed annually by the nominating and corporate governance committee.
Identifying and Evaluating Nominees for Directors
The nominating and corporate governance committee will generally poll Board members and members of management for their recommendations and may also hire a search firm if deemed appropriate to identify and perform background due diligence on potential candidates, with a focus on creating a pool of qualified director candidates through a robust search process. An initial slate of candidates will be presented to the chair of the nominating and corporate governance committee, who will then make an initial determination as to the qualification and fit of each candidate. Candidates will be interviewed by the executive chairman and independent Board members. The nominating and corporate governance committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our Board. Recommendations received from stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the nominating and corporate governance committee.
Company management, as well as the chair of the nominating and corporate governance committee, engaged with stockholders in 2019 regarding Board composition, including with respect to gender diversity. In response to stockholder feedback, the nominating and corporate governance committee reaffirms the Board’s commitment to engaging a diverse field of directors when considering Board composition in the future. With this comes the commitment that as Board seats become available, the nominating and corporate governance committee will continue to actively identify qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The nominating and corporate governance committee is confident that with this commitment, individuals with diverse personal characteristics will have significantly better representation and visibility within the pool of Board candidates from which future Board members will be selected and nominated.
The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to articles supplementary designating the rights of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

Each of the nominees for election as director at the annual meeting is recommended by the nominating and corporate governance committee to stand for reelection.
Director Evaluations
The Board is committed to conducting regular evaluations of itself, its committees and individual directors. Each year, directors meet in executive session to conduct these evaluations, utilizing detailed Board, committee and individual director written questions as a basis for such discussions. These questions cover numerous topics at the Board and committee levels, including but not limited to feedback regarding general board practices and areas for improvements; an evaluation of individual director skill sets and contributions, including in the context of the evolving needs of the Company; and the overall effectiveness of the Board and its committees in overseeing and guiding the Company.
Board Succession Planning
The Board is continually evaluating its effectiveness, and believes that the current Board members are highly engaged and provide the appropriate diversity and depth of experience to guide the Company. As we completed our initial public offering and commenced real estate operations with the acquisition of our first property in December 2016, each of our Board members’ tenure on the Board is less than three years. While our current Board members are highly dedicated as long-term directors to provide us guidance in a rapidly evolving industry, our nominating and corporate governance committee is committed to ensuring a smooth transition of skills, experience and diversity of perspective as retirements occur.
Compensation of Directors
In 2018, each non-employee director received an annual retainer of  $25,000 in cash (except in the case of Mr. Kreitzer, who serves as vice chairman of the Board and received an annual retainer of  $50,000 in cash) and an annual retainer of  $40,000 payable in restricted shares of common stock under the 2016 Omnibus Incentive Plan (the “Incentive Plan”) (except in the case of Mr. Kreitzer, who receives an annual retainer of  $50,000 payable in restricted shares of common stock under the Incentive Plan), which vest in their entirety one year from the date of grant. The audit committee chair received an additional annual retainer of  $5,000 in cash and any other committee chair received an additional annual retainer of  $2,500 in cash. All non-employee directors are reimbursed for their costs and expenses in attending our Board meetings. The Company also will grant $40,000 in restricted shares of common stock under the Incentive Plan to each non-employee director who is initially elected or appointed to the Board on the date of such initial election or appointment, which vest in their entirety one year from the date of grant. Any member of our Board who is also an employee of our Company does not receive additional compensation for serving as a director.
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2018.
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Gary Kreitzer	$52,500	$50,013	$102,513
Scott Shoemaker, M.D.	27,500	40,018	67,518
David Stecher	30,000	40,018	70,018

(1)
Alan Gold, our executive chairman, and Paul Smithers, our president and chief executive officer, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Gold and Smithers as employees is shown in the Summary Compensation Table below.

(2)
Represents the grant date fair value of restricted stock awarded in 2018 based on the closing price of our common stock on the date of such grant, as determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, or ASC Topic 718. During 2018, Messrs. Shoemaker and Stecher were each granted 1,145 shares of restricted stock and Mr. Kreitzer was granted 1,431 shares of restricted stock. The shares vest in their entirety on May 23, 2019. In addition, each of our non-employee directors was granted 1,802 shares of restricted stock in 2016, of which 601 shares remain unvested and vest in their entirety on December 6, 2019, and 1,697 shares of restricted in 2017, of which 1,132 shares remain unvested and vest ratably on each of May 24, 2019 and May 24, 2020. These shares represent the only unvested shares of restricted stock held by our non-employee directors at December 31, 2018.
Policy Governing Stockholder Communications with the Board
Our Board welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the Board or one or more members of the Board should do so in writing in care of the General Counsel of Innovative Industrial Properties, Inc., at our principal office, 11440 West Bernardo Court, Suite 220, San Diego, California 92127. The General Counsel is directed to forward each appropriate communication to the director or directors for whom it is intended.
Policy Governing Director Attendance at Annual Meetings of Stockholders
We encourage, but do not require, our Board members to attend the annual meeting of stockholders. All of our Board members attended our 2018 annual meeting of stockholders.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to our officers, employees, agents and directors. In addition, our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are posted on our website at www.innovativeindustrialproperties.com.
Current Committee Membership(1)
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gary Kreitzer	X	Chair	X
Scott Shoemaker, M.D.	X	X	Chair
David Stecher	Chair	X	X
Number of Meetings in 2018	4	3	2

(1)
The Board periodically reviews committee membership and may rotate membership during the year. Accordingly, the membership described in the table may change during 2018.

Audit Committee
The audit committee is composed of Messrs. Kreitzer, Shoemaker and Stecher, each of whom is an independent director for purpose of service on the audit committee and “financially literate” under the rules of the NYSE. Mr. Stecher serves as chair of the audit committee and as the “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the Board in overseeing:
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our accounting and financial reporting processes;

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the integrity and audits of our consolidated financial statements;

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our compliance with legal and regulatory requirements;

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the qualifications and independence of our independent registered public accounting firm; and

•
the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, reviewing the appointment of the internal auditor, approving professional services provided by the independent registered public accounting firm and the related audit and non-audit fees.
Compensation Committee
The compensation committee is composed of Messrs. Kreitzer, Shoemaker and Stecher, each of whom is an independent director under the rules of the NYSE. Mr. Kreitzer serves as chair of the compensation committee, which is responsible for:
•
evaluating the performance of and compensation of our chief executive officer;

•
reviewing and approving the compensation and benefits of our executive officers and members of our Board; and

•
administering our Incentive Plan, as well as any other compensation, stock option, stock purchase, incentive or other benefit plans.

The compensation committee is primarily responsible for establishing and implementing our compensation program and policies. To fulfill its responsibilities, the compensation committee may engage, oversee and provide appropriate funding for advisors and consultants to advise the committee on executive compensation matters.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is composed of Messrs. Kreitzer, Shoemaker and Stecher, each of whom is an independent director under the rules of the NYSE. Mr. Shoemaker serves as chair of the nominating and corporate governance committee, which is responsible for:
•
seeking, considering and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•
periodically preparing and submitting to the Board for adoption the committee’s selection criteria for director nominees;

•
reviewing and making recommendations on matters involving general operation of the Board and our corporate governance;

•
recommending to the Board nominees for each committee of the Board; and

•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors and reports thereon to the Board.

The nominating and corporate governance committee operates under a written charter adopted by the nominating and corporate governance committee and approved by the Board. The charter is available in the investor relations section of our website (www.innovativeindustrialproperties.com).

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019, and our Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. BDO USA, LLP has audited our financial statements since our inception in 2016. Representatives of BDO USA, LLP are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees.   The aggregate fees billed to us by BDO USA, LLP, our independent registered public accounting firm, for the indicated services for the years ended December 31, 2018 and 2017 were as follows (dollars in thousands):
	2018	2017
Audit Fees(1)	$220	$183
Audit Related Fees	—	—
Tax Fees	13	—
All Other Fees	—	—
Total	$233	$183

(1)
Audit fees consist of fees for professional services performed by BDO USA, LLP for the audits of our annual financial statements, reviews of our interim financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2018, audit fees also include fees for professional services performed by BDO USA, LLP in connection with our public offerings of shares of common stock of  $85,000. For the year ended December 31, 2017, audit fees also include fees for professional services performed by BDO USA, LLP in connection with our public offering of shares of Series A Preferred Stock of  $44,000.

Our audit committee has established a policy that requires all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee or a designated audit committee member. These services may include audit services, audit related services, tax services and other services. Our audit committee pre-approved our engagement with BDO USA, LLP to provide tax services for our fiscal years ended December 31, 2018 and 2017. There were no non-audit services provided by our independent registered public accounting firm during the year ended December 31, 2017, as BDO USA, LLP was engaged to provide tax services for our fiscal year ended December 31, 2017 in January 2018. Our audit committee considers whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.
Stockholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm and may decide to retain the firm, even in the absence of stockholder ratification. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Recommendation of the Board
Our Board recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Audit Committee Report
The audit committee of the Board oversees the Company’s financial accounting and reporting processes and the audits of the consolidated financial statements of the Company. All committee members satisfy the definition of independent director set forth in the listing standards of the NYSE. The Board has adopted a written charter for the audit committee, a copy of which is available on the Company’s website at www.innovativeindustrialproperties.com.
In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles. BDO USA, LLP met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with and provided the committee written communication regarding other matters as required under the standards of the Public Company Accounting Oversight Board (United States), including those matters required under Auditing Standard No. 1301 (Communications with Audit Committees). In addition, BDO USA, LLP discussed the auditors’ independence from the Company and the Company’s management and delivered to the audit committee the written disclosures and the letter satisfying the applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence.
The committee discussed with BDO USA, LLP the overall scope and plan of its audit. The committee meets with BDO USA, LLP, with and without management present, to discuss the results of its audits and reviews, its understanding of internal controls, and the overall quality of financial reporting. The audit committee performed and discussed evaluations of BDO USA, LLP and the Company’s chief financial officer.
In reliance on the reviews and discussions referred to above, the committee has recommended that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
David Stecher, Chair
Gary Kreitzer
Scott Shoemaker
Date of report: March 7, 2019

RELATED PARTY TRANSACTIONS
We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our audit committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision, as then in effect, except that the $120,000 threshold stated therein shall be deemed to be $60,000.
Mr. Gold utilizes a private airplane from time to time for company business travel purposes, which airplane is owned by an entity controlled by Mr. Gold, our executive chairman. We reimburse Mr. Gold for the Company-related use of the airplane by Mr. Gold, including out-of-pocket operating costs, on terms we believe are comparable to those we could secure from an independent third party. As approved by our audit committee, approximately $202,000 and $30,000 were paid to Mr. Gold on account of such expenses for the years ended December 31, 2018 and 2017, respectively. Our audit committee has also approved such reimbursements by the Company to Mr. Gold for utilization of Mr. Gold’s private airplane for business travel purposes on an ongoing basis, for an amount not to exceed $250,000 for the year ending December 31, 2019.

EXECUTIVE OFFICERS
Our executive officers as of March 29, 2019 are as follows:
Name	Position
Alan Gold	Executive Chairman
Paul Smithers	President and Chief Executive Officer
Catherine Hastings	Chief Financial Officer, Chief Accounting Officer and Treasurer
Brian Wolfe	Vice President, General Counsel and Secretary
Biographical information for Ms. Hastings and Mr. Wolfe is set forth below. Biographical information with respect to Messrs. Gold and Smithers is set forth above under “Election of Directors — Information Regarding Nominees.”
Catherine Hastings, age 49, has served as our chief financial officer since June 2017 and as our chief accounting officer and treasurer since January 2017. Until December 2016, Ms. Hastings served as vice president, internal audit of BioMed Realty, having joined BioMed Realty in 2009. Prior to that, Ms. Hastings was director of financial accounting and audit for Corky McMillin Companies, a privately held real estate land developer and homebuilder, from 2004 to 2009. Prior to her role at Corky McMillin Companies, Ms. Hastings was a senior manager with KPMG LLP, where she audited the financial statements for public and private companies in a broad range of industries, with a focus on real estate. Ms. Hastings received her Master of Science in Accountancy from San Diego State University and her Bachelor of Arts in Economics and minor in Management from the University of California, Irvine. She is a Certified Public Accountant, Certified Internal Auditor and a member of the American Institute of Certified Public Accountants, CalCPA and the Institute of Internal Auditors.
Brian Wolfe, age 43, has served as our vice president, general counsel and secretary since September 2016. Until March 2016, Mr. Wolfe served as vice president, corporate legal and assistant secretary of BioMed Realty, having joined BioMed Realty in 2007. Prior to that, Mr. Wolfe was an attorney with Latham & Watkins LLP, where he represented public and private companies in a broad range of industries with a focus on corporate finance, mergers and acquisitions, securities law compliance and corporate governance. Mr. Wolfe received his Juris Doctor Degree with honors from the University of Virginia School of Law and his A.B. in Economics with honors from Harvard College. Mr. Wolfe is a member of the California State Bar and San Diego County Bar Association.

EXECUTIVE COMPENSATION
2018 Business Performance
2018 was a year of tremendous growth and delivery of strong financial and operational performance by the company. Highlights for 2018 include the following:
•
Acquisitions:   During 2018, we acquired six additional properties in five new states, comprising approximately 391,000 additional rentable square feet. As of December 31, 2018, we owned eleven properties that were 100% leased to state-licensed medical-use cannabis operators and comprising an aggregate of approximately 1,027,000 rentable square feet in Arizona, Colorado, Illinois, Maryland, Massachusetts, Michigan, Minnesota, New York and Pennsylvania, with a weighted-average remaining lease term of approximately 14.7 years.

•
Revenues:   We generated rental revenues of approximately $14.3 million for the year ended December 31, 2018, an increase of 128% over 2017.

•
AFFO:   We recorded net income attributable to common stockholders and net income attributable to common stockholders per diluted share of  $5.6 million and $0.75, respectively; funds from operations (“FFO”) and FFO per diluted share of  $8.3 million and $1.13, respectively; and adjusted funds from operations (“AFFO”) and AFFO per diluted share of approximately $9.7 million and $1.34, respectively. 2018 AFFO and AFFO per diluted share increased by approximately 314% and 100% from the prior year, respectively. FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Information and Other Metrics — FFO and AFFO” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission.

•
Dividends:   We paid our seventh consecutive quarterly dividend of  $0.35 per share on January 15, 2019 to common stockholders of record as of December 31, 2018, representing a 40% increase from the same quarter of the prior year. During 2018, we declared dividends to our common stockholders totaling $1.20 per share.

•
Total Stockholder Return:   We achieved total common stockholder returns of 44.9% and 163.9% for the one and two year periods ended December 31, 2018, respectively, assuming dividend reinvestment and calculated based on the closing stock price on the trading day immediately prior to the first day of the measurement period and the last trading day of the measurement period.

Executive Compensation Objectives
We believe that the compensation of our executive officers aligns their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced executive officers and motivates the executive officers to contribute to our success. In addition to base salary and incentive awards, all of our executive officers are eligible to receive equity-based compensation under the Incentive Plan.
We use restricted stock grants as the primary means of delivering long-term compensation to our executive officers. Shares of restricted stock are shares of our common stock that are forfeitable until the lapse of the applicable restrictions. We believe that restricted stock grants with multi-year vesting periods align the interests of executive officers and stockholders and provide strong incentives to our executive officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends. The executive officers personally benefit from these efforts through their restricted stock awards, which receive dividends at the same rate as unrestricted common stock and increase in value as the value of our common stock increases.

Our compensation committee determines the restrictions for each award granted pursuant to the Incentive Plan. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of restricted stock will generally be subject to annual vesting periods of three years and will be conditioned upon the participant’s continued employment, among other restrictions that may apply. If the performance goals are not achieved or the time-based restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock. The Company prohibits the hedging of Company securities by its executive officers and directors. None of the executive officers or directors has entered into any hedging arrangements with respect to the Company’s securities. In addition, restricted stock may not be sold, assigned, pledged or otherwise transferred.
Determination of Executive Compensation
The Board established the compensation committee to carry out the Board’s responsibilities to administer our compensation programs. The compensation committee has the final decision-making authority for the compensation of our executive officers. The compensation committee operates under a written charter adopted by the compensation committee and approved by the Board. The charter is available in the investor relations section of our website (www.innovativeindustrialproperties.com).
Our compensation committee has independent authority to engage outside consultants and obtain input from external advisers as well as our management team or other employees.
The compensation committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The compensation committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The compensation committee undertakes an independent assessment prior to retaining or otherwise selecting any independent counsel, compensation consultant, search firm, expert or other advisor that will provide advice to it, taking such factors into account and as otherwise may be required by the NYSE from time to time. On at least an annual basis, the compensation committee evaluates whether any work by any compensation consultant to it raised any conflict of interest. The compensation committee did not engage a compensation consultant in fiscal year 2018.
Our executive chairman and chief executive officer typically attend compensation committee meetings, except for executive sessions (unless specifically requested by the compensation committee to be present). Each of our executive chairman and chief executive officer may provide recommendations with respect to compensation for the executive officers other than himself. The compensation committee considers these recommendations, but may approve, reject or adjust them as it deems appropriate.
Compensation Components
Our compensation program consists of three elements:
Base Salary
Adjustments to base salary are determined by the compensation committee in its discretion and are based upon a review of a variety of factors, including the following:
•
individual and Company performance, measured against quantitative and qualitative goals, such as growth, financial performance and other matters;

•
duties and responsibilities as well as the named executive officer’s experience; and

•
the types and amount of each element of compensation to be paid to the named executive officer.

The 2018 annual base salaries for Messrs. Gold, Smithers and Wolfe and Ms. Hastings, our named executive officers, were $600,000, $360,000, $210,000 and $210,000, respectively. In connection with the annual review of their performance, in January 2019, the compensation committee approved changes to the annual base salaries of our named executive officers, effective January 1, 2019: Mr. Gold’s annual base salary increased approximately 8% to $650,000; Mr. Smithers’ annual base salary increased approximately 11% to $400,000; Mr. Wolfe’s annual base salary increased annual base salary increased approximately 10% to $230,000; and Ms. Hastings’ annual base salary increased 12% to $235,000.
Equity Awards
We have adopted the Incentive Plan under which awards may be made in the form of restricted stock or cash. The purposes of the Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, officers, employees, consultants and non-employee directors are eligible to participate in the Incentive Plan.
The Incentive Plan is administered by our compensation committee, which interprets the Incentive Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the amount of cash or number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards. However, during a calendar year, no participant may receive awards intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which exceed 200,000 shares of common stock. Under the recent U.S. tax reform, the exception to Section 162(m) for performance-based compensation has been repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules.
Unless the Incentive Plan is earlier terminated by our Board, the Incentive Plan will automatically terminate on the date which is ten years following the effective date of the Incentive Plan. Awards granted before the termination of the Incentive Plan may extend beyond that date in accordance with their terms.
In January 2018, Messrs. Gold, Smithers and Wolfe and Ms. Hastings were granted 40,749, 11,886, 6,792 and 6,792 shares of restricted stock, respectively. These shares vest ratably on January 1, 2019, January 1, 2020 and January 1, 2021 for each of Messrs. Gold, Smithers and Wolfe and Ms. Hastings, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.
In January 2019, Messrs. Gold, Smithers and Wolfe and Ms. Hastings were granted 17,034, 11,358, 7,572 and 7,572 shares of restricted stock, respectively. These shares vest ratably on January 1, 2020, January 1, 2021 and January 1, 2022 for each of Messrs. Gold, Smithers and Wolfe and Ms. Hastings, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.
Incentive Awards
Our annual executive bonus program is intended to reward our executive officers for individual achievement in supporting the fulfillment of corporate objectives. Our goal is to have a significant portion of the executive officers’ compensation consist of performance-based bonuses.
The compensation committee, with input from our executive chairman with respect to the other executive officers, uses its discretion in determining actual bonus amounts, based on its review of the performance of the Company, careful evaluation of each executive officer’s performance, and the level of pay of each executive officer compared to other executives with similar backgrounds and experience.
The specific amounts of the bonuses awarded to our named executive officers for the 2018 fiscal year are reflected in the Summary Compensation Table. Bonuses were approved by the compensation committee and paid in January 2019.

Other Benefits
We provide benefits such as a 401(k) plan, medical, dental and life insurance and disability coverage for all of our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including the executive officers, which are similar to those provided at comparable companies. We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees.
Corporate Goals for Year-End 2018 Executive Compensation Decisions
The compensation committee evaluated the Company’s overall performance in 2018 based on the following metrics:
1)
Deployment of Additional Capital:   We completed $89 million of additional investments, well above the Company’s targeted goal.

2)
Continue to Enhance Tenant and State Diversification:   We enhanced our geographic diversification by acquiring properties in five new states, and added four new tenants to our tenant roster.

3)
Additional Capital Raising Activities:   We completed two follow-on public offerings of common stock, raising over $200 million in gross proceeds.

4)
Achieve Targeted Yields on Investments:   We achieved an aggregate average initial yield on our investments well above our targeted yield.

5)
Managing General and Administrative Costs:   We managed general and administrative costs to within our forecasted budget for 2018.

6)
Enhance Institutional Investor and Industry Relationships:   Our team attended or spoke at numerous industry conferences, and participated in numerous one-on-one and group investor meetings.

Severance and Change of Control Agreements
We entered into severance and change of control agreements with Messrs. Gold, Smithers and Wolfe that became effective on January 18, 2017. We also entered into a severance and change of control agreement with Ms. Hastings that became effective on June 7, 2017. Except as provided below, each of the severance and change of control agreements with the named executive officers contains substantially similar terms.
The severance and change of control agreements expire on December 31, 2019, but will automatically renew for successive three-year terms unless either party gives written notice of non-renewal within 90 days before the end of the current term.
The severance and change of control agreements provide that, if a named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (each as defined in the applicable severance and change of control agreement) (a “Qualifying Termination”), the executive will be entitled to severance payments and certain benefits, subject to certain conditions specified below.
If the named executive officer experiences a Qualifying Termination, other than within two years of a “change of control” (as defined in the applicable severance and change of control agreement), (a) the executive will receive (i) a cash payment equal to the sum of his annual base salary and his average annual cash bonus during the past three years, multiplied by three, with respect to Messrs. Gold and Smithers, and two, with respect to Mr. Wolfe and Ms. Hastings, and (ii) 18 months of premiums the executive would be required to pay to continue health plan coverage under the Company’s health plans; and (b) the executive’s unvested equity awards subject to time-based vesting will vest on a pro-rated basis and the executive’s performance-based equity awards will be earned on a pro-rated basis based on the level of achievement as of such date of termination. Each severance and change of control agreement provides for a “phase-in”

over a three-year period ending on December 31, 2019 of severance amounts payable under (a) above and equity awards vesting under (b) above, where the executive is entitled to a percentage of such severance and a percentage of such equity awards vest based on a schedule set forth in the severance and change of control agreement.
In the event of a Qualifying Termination of the executive within two years after a change of control of the Company, in addition to the compensation set forth above, all unvested equity awards subject to time-based vesting will vest immediately, and all unearned performance-based equity awards will vest at the greater of actual performance or target. A Qualifying Termination of the executive within two years after a change of control of the Company is not subject to the “phase in” for payment of severance and vesting of equity awards described above for a Qualifying Termination not within two years after a change of control.
The severance and change of control agreements require each executive to sign a general release of claims against the Company as a condition of receiving the severance payment. In addition, for one year after termination of employment for any reason, the executive is prohibited from directly or indirectly soliciting (a) any of the Company’s employees to leave the Company or (b) any prospective employees negotiating with the Company on the date of termination to cease negotiations. The executive is also required to provide consulting services to the Company for up to 20 hours per month during the six months after any termination of employment and requires the executive to maintain the confidentiality of the Company’s confidential information.
If the executive retires for other than good reason and gives the Company a specified advance notice before retiring, or if the executive dies or terminates employment because of disability, all unvested stock rights awards that vest based on continued employment will vest immediately on the date of such retirement or termination. The executive will remain eligible to receive performance shares awarded under the Company’s equity incentive plans before his termination if the Company achieves the stated performance goals during the remainder of the performance period, as if the executive’s employment had not terminated. To qualify for these benefits on retirement, the executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give the Company the required number of years of advance notice of retirement.
The severance and change of control agreements also provide that severance payments are subject to recoupment as required by any recoupment policy approved by the Board.
If an executive’s employment is terminated by the Company for cause or by the executive without good reason (and other than for death, disability or a qualifying retirement), the executive will not be entitled to any severance payment or benefits under the severance and change of control agreement.
None of the severance and change of control agreements provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended.

COMPENSATION TABLES
Summary Compensation Table
The table below sets forth the compensation paid to or earned by to our principal executive officer and our three other most highly compensated executive officers in fiscal year 2018. The four executive officers are referred to in this proxy statement as our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation(3)	Total
Alan Gold Executive Chairman	2018	$600,000	$800,000	$1,200,058(2)	$8,250	$2,608,308
	2017	600,000	400,000	1,199,985(1)	8,100	2,208,085
Paul Smithers President and Chief Executive Officer	2018	360,000	360,000	350,043(2)	8,250	1,078,293
	2017	350,000	210,000	315,000(1)	8,100	883,100
Catherine Hastings Chief Financial Officer, Chief Accounting Officer and Treasurer	2018	210,000	210,000	200,024(2)	8,250	628,274
	2017	187,000	120,000	127,491(1)	5,671	440,162
Brian Wolfe Vice President, General Counsel and Secretary	2018	210,000	210,000	200,024(2)	8,250	628,274
	2017	200,000	120,000	159,994(1)	8,100	488,094

(1)
Represents the grant date fair value of restricted stock awarded in 2017 based on the closing price of our common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Smithers and Wolfe and Ms. Hastings were awarded 64,239, 16,863, 8,565 and 6,825 shares of restricted stock, respectively. The restricted stock vests ratably on each of January 1, 2018, January 1, 2019 and January 1, 2020. Dividends are paid on the entirety of the grant from the date of the grant.

(2)
Represents the grant date fair value of restricted stock awarded in 2018 based on the closing price of our common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Smithers and Wolfe and Ms. Hastings were awarded 40,749, 11,886, 6,792 and 6,792 shares of restricted stock, respectively. The restricted stock vests ratably on each of January 1, 2019, January 1, 2020 and January 1, 2021. Dividends are paid on the entirety of the grant from the date of the grant.

(3)
Represents matching contributions made by us to each of our executive officers pursuant to a retirement savings plan that we maintain under Section 401(k) of the Internal Revenue Code of 1986, as amended, to cover our eligible employees, including our executive officers. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation through contributions to the plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial contributions up to 6% of such participant’s compensation. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants. Dividends on unvested restricted stock are excluded from all other compensation for all periods presented, as they are factored into the determinations of the grant date fair values of the corresponding stock awards as described in the footnotes above.

Outstanding Equity Awards at December 31, 2018
The table below provides information about outstanding equity awards for each of our named executive officers as of December 31, 2018.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Alan Gold	83,575(2)	$3,793,469
Paul Smithers	23,128(3)	1,049,780
Catherine Hastings	11,342(4)	514,813
Brian Wolfe	12,502(5)	567,466

(1)
The market value of unvested restricted common stock is calculated by multiplying the number of unvested shares of restricted common stock held by the applicable named executive officer by the closing price of our common stock on December 31, 2018, which was $45.39.

(2)
34,996, 34,996 and 13,583 shares of restricted common stock vest on January 1, 2019, January 1, 2020 and January 1, 2020, respectively, provided that Mr. Gold continues to be an employee of the Company or a non-employee member of the Board on each such date.

(3)
9,583, 9,583 and 3,962 shares of restricted common stock vest on January 1, 2019, January 1, 2020 and January 1, 2020, respectively, provided that Mr. Smithers continues to be an employee of the Company or a non-employee member of the Board on each such date.

(4)
4,539, 4,539 and 2,264 shares of restricted common stock vest on January 1, 2019, January 1, 2020 and January 1, 2020, respectively, provided that Ms. Hastings continues to be an employee of the Company or a non-employee member of the Board on each such date.

(5)
5,119, 5,119 and 2,264 shares of restricted common stock vest on January 1, 2019, January 1, 2020 and January 1, 2020, respectively, provided that Mr. Wolfe continues to be an employee of the Company or a non-employee member of the Board on each such date.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued under our Incentive Plan as of December 31, 2018.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders(1)	—	—	784,200
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	784,200

(1)
Our Incentive Plan was approved by our stockholders prior to the completion of our initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 29, 2019 for each person or group that holds more than 5% of our common stock, for each director and named executive officer and for our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. Unless otherwise indicated, the address of each named person is c/o Innovative Industrial Properties, Inc., 11440 West Bernardo Court, Suite 220, San Diego, California 92127. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control of the Company.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares(1)
Alan Gold(2)	385,989	3.9%
Paul Smithers(3)	47,565	*
Gary Kreitzer(4)	32,430	*
Catherine Hastings(5)	18,454	*
Brian Wolfe(6)	18,136	*
Scott Shoemaker(7)	4,644	*
David Stecher(8)	4,644	*
All directors and officers as a group (seven persons)	511,862	5.2%
BlackRock, Inc.(9)	1,364,809	13.9%
Vanguard Group, Inc.(10)	949,620	9.7%
TimesSquare Capital Management, LLC(11)	608,717	6.2%

*
less than 1%.

(1)
Based on a total of 9,806,194 shares of our common stock outstanding as of March 29, 2019.

(2)
Includes 65,613 shares of restricted stock held by Mr. Gold directly. Also includes 67,500 shares held in irrevocable children’s trusts.

(3)
Includes 24,903 shares of restricted stock held by Mr. Smithers directly.

(4)
Includes 3,164 shares of restricted stock held by Mr. Kreitzer directly.

(5)
Includes 14,375 shares of restricted stock held by Ms. Hastings directly.

(6)
Includes 14,955 shares of restricted stock held by Mr. Wolfe directly.

(7)
Includes 2,878 shares of restricted stock held by Mr. Shoemaker directly.

(8)
Includes 2,878 shares of restricted stock held by Mr. Stecher directly.

(9)
Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Japan Co Ltd. and BlackRock Investment Management, LLC. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055. The foregoing information is based on BlackRock, Inc.’s Schedule 13G/A filed with the SEC on March 8, 2019.

(10)
Includes 8,125 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts. The Vanguard Group, Inc.’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on The Vanguard Group, Inc.’s Schedule 13G filed with the SEC on March 11, 2019.

(11)
Includes shares owned by investment advisory clients of TimesSquare Capital Management, LLC. In its role as investment adviser, TimesSquare Capital Management, LLC has voting and dispositive power with respect to the shares. TimesSquare Capital Management, LLC’s address is 7 Times Square, 42nd Floor, New York, NY 10036.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2018 and Forms 5 and amendments thereto furnished to us with respect to 2017, or written representations from reporting persons that no Form 5 filings were required, we believe that in 2018 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act.
OTHER MATTERS
As of the date of this proxy statement, management does not know of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
STOCKHOLDER PROPOSALS
Stockholders who wish to include a proposal in our proxy statement and form of proxy relating to the 2020 annual meeting of stockholders must be received by us no later than December 12, 2019. Such proposals must comply with the requirements established by the SEC in order to be included in the proxy statement. A stockholder who wishes to make a director nomination or proposal of other business at the 2020 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 12, 2019 and 5:00 p.m., Pacific Time, on December 12, 2019. If the stockholder fails to give timely notice as required by our current bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current bylaws include other requirements for director nominations and proposals of other business with which a stockholder must comply to make a nomination or business proposal.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our 2018 annual report to stockholders. Requests should be mailed to Brian Wolfe, Corporate Secretary, 11440 West Bernardo Court, Suite 220, San Diego, CA 92127. You may also access our Annual Report on Form 10-K in the “Investors” section of our website (www.innovativeindustrialproperties.com).

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address: 11440 West Bernardo Court, Suite 220, San Diego, CA 92127, Attention: Brian Wolfe, Corporate Secretary, or telephone number: 858-997-3332. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET OR TELEPHONE OR, IF YOU REQUEST WRITTEN PROXY MATERIALS, BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.
By Order of the Board of Directors,
Alan Gold
Executive Chairman

2019 Annual Meeting of Shareholders May 22, 2019 8:00 A.M. local time Signature Signature, if held jointly Date 2019 Date and Sign Below Please date this proxy and sign it exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such under signature(s). If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an a uthorized person. Please mark your votes like this X MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. PROXY PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2. CONTROL NUMBER 1. Election of directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. 2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. 3. To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holders. s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s (1) Alan Gold (2) Gary Kreitzer (3) Scott Shoemaker (4) Paul Smithers (5) David Stecher FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR AGAINST ABSTAIN INNOVATIVE INDUSTRIAL PROPERTIES, INC.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s INNOVATIVE INDUSTRIAL PROPERTIES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BO ARD OF DIRECTORS The undersigned stockholder of Innovative Industrial Properties, Inc., a Maryland corporation (the”Company”), hereby appoints Alan Gold and Paul Smithers, and each of them, as proxies for the undersigned with full power of substitution in each, to attend the annual meeting of the Company’s stockholders to be held on May 22, 2019 at 8:00 a.m., local time, at 11440 West Bernardo Court, Suite 220, San Diego, CA 92127, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued, and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2019